EXHIBIT 16

       SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

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                          Fund for Government Investors

                                   Exhibit 16

                         Computation of Yield Quotation

                                 Item 22, Part B


                           Net           Shares          Daily Yield
                        Investment    Outstanding    (income divided by shares
                         Income                        multiplied by 365)

December 25, 1996      $ 62,138.28   530,805,116.32        4.28%
December 26, 1996      $ 62,296.92   530,798,716.10        4.30%
December 27, 1996      $ 61,680.48   526,981,402.27        4.28%
December 28, 1996      $ 61,680.48   526,981,402.27        4.28%
December 29, 1996      $ 61,680.48   526,981,402.27        4.28%
December 30, 1996      $ 62,772.35   532,336,194.29        4.32%
December 31, 1996      $ 62,022.46   529,938,542.42        4.28%

Average 7-Day Yield                                        4.29%

Annual Effective Yield                                     4.36%